PRESS RELEASE

MULTICELL’S MAJORITY OWNED SUBSIDIARY ACQUIRES BIOABSORBABLE INTERVENTIONAL CARDIOLOGY STENT ASSETS

WOONSOCKET, RI, October 19, 2010 /PRNewsWire/  —  MultiCell Technologies, Inc. (OTC Bulletin Board MCET – News) and its majority owned subsidiary, Xenogenics Corporation, are pleased to announce the acquisition of the Ideal™ BioStent assets by Xenogenics Corporation from investment funds managed by Western Technology Investment and Silicon Valley Bank.  Xenogenics Corporation also entered into a worldwide exclusive license with Rutgers University for rights to certain intellectual property related to the Ideal™ BioStent.

The multi-billion dollar interventional cardiology and intravascular stent market remains extremely lucrative, and one of the most attractive opportunities for medical device companies.  Several analysts predict the 2010 estimated worldwide interventional cardiology and intravascular stent market to exceed $4.6 billion, growing 3% to 4% annually.  Clinicians, patients and manufacturers are seeking the next generation of interventional cardiology and intravascular medical devices which address long-term safety concerns and improvement of blood vessel health, while still providing efficacy equivalent to current generation products.

The Ideal™ BioStent is the only stent to offer a dual-drug polymer, incorporating salicylate, the active component in aspirin, directly into the polymer chain.  As the polymer degrades, salicylate is released directly into the vessel wall to provide anti-inflammatory therapy aimed at reducing stenosis and the promotion of blood vessel healing.

The Ideal™ BioStent also incorporates the drug Sirolimus (rapamycin) in its polymer matrix to provide anti-restenotic therapy similar to today’s commonly used drug-eluting metal stents.  The Ideal™ BioStent’s technology allows for the ability to layer different combinations of polymers and drugs, enabling the optimization of the delivery of combination drug therapies to provide superior clinical results.  The Ideal™ BioStent represents a significant advance over currently available stents, including:

•      The ability to promote positive vessel remodeling.
•      A significant reduction in late-stent thrombosis risk.
•      No metal artifact remaining in the patient’s body after vessel healing.
•      The reduced need for long-term and costly anti-platelet therapy.

In extensive animal testing and initial human use, the Ideal™ BioStent demonstrated equivalence in safety, short-term efficacy and structural integrity when compared with today’s leading bare metal stent and drug-eluting metal stent. Importantly, unlike other bioabsorbable stent technologies, the Ideal™ BioStent showed no stent recoil, both acute and at six month follow up, remaining well apposed to the vessel wall.  Furthermore, the Ideal™ BioStent is designed to be fully absorbed at 12 months leaving no metal artifact behind in the blood vessel, and allows the blood vessel to heal and return to its natural biological state.

The ability of the Ideal™ BioStent to leave no permanent structure behind offers several advantages over today’s drug eluting and bare metal stents:

•
No risk of late adverse events.  Because the Ideal™ BioStent eliminates the permanent implant and polymer of today’s drug-eluting stents, it also eliminates the risk of late adverse events, such as late stent thrombosis.  Patients will not require costly antiplatelet therapy for long durations, potentially opening the market to diabetic patients, or patients with other bleeding disorders who were previously contraindicated for stent placement.

•
Promotes remodeling of the artery.  Permanent metal stents, because of their rigidity, prevent the artery from reacting naturally and make true healing impossible.  As a result, clinician interest is accelerating around the extremely strong potential of bioabsorbable stents to promote vascular healing and return vessels to their natural state.

•
Does not preclude future interventions.  Patients with metal stents may not be able to undergo future procedures, such as bypass surgery.  Biodegradable stents do not have this limitation, and by promoting healing of the vessel wall, bioabsorbable stents may even reduce the likelihood that such future interventions will be necessary.

“We saw a significant opportunity to build upon $20 million in invested capital, since the Ideal™ BioStent has already demonstrated proof of concept in initial human clinical trials”, stated W. Gerald Newmin, Chairman and Chief Executive Officer of MultiCell Technologies.

Xenogenics Corporation also licensed rights to a strong intellectual property portfolio covering the Ideal™ BioStent.  This patent estate includes 24 issued patents, and over 65 patent applications with broad claims encompassing interventional cardiology and intravascular bioabsorbable stent design and manufacture.

MultiCell Technologies provided the financing for the acquisition of the Ideal™ BioStent.  MultiCell Technologies increased its ownership position in Xenogenics Corporation to 91.72% as a result of providing the acquisition financing.  Additional information about the transaction can be found on MultiCell Technologies’ Form 8K filed with the Securities and Exchange Commission (“SEC”).

About Xenogenics Corporation

Xenogenics Corporation is a development-stage medical device company focused on the design of next-generation bioabsorbable stents for interventional cardiology and peripheral vessel applications.  Xenogenics is a majority owned subsidiary of MultiCell Technologies, Inc. (OTCBB: MCET).

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a clinical-stage biopharmaceutical company developing novel therapeutics and discovery tools that address unmet medical needs for the treatment of neurological disorders, hepatic disease and cancer.  For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell Technologies' expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”).  These statements are often, but not always, made through the use of words or phrases such as “believe”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “forecast”, “could”, and “would”. Examples of such forward looking statements include statements regarding the predicted size of the interventional cardiology and intravascular stent market and statements regarding the efficacy and safety of the Ideal™ BioStent.  MultiCell bases these forward- looking statements on current expectations about future events.  They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement.  Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations.  For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-K for the fiscal year ended November 30, 2009, and all our quarterly and other periodic SEC filings.  MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.
W. Gerald Newmin, Chairman
(401) 762-0045
MCETInvestor@MultiCelltech.com